CONSENT OF BORDEN LADNER GERVAIS LLP

March 9, 2016

Re:	Energy Fuels Inc.
Prospectus Supplement No. 2

Dear Sirs/Mesdames:

We hereby consent to the reference to our firm’s name in the prospectus supplement of Energy Fuels Inc. (the “Company”), being filed with the United States Securities and Exchange Commission (the “SEC”) on March 9, 2016 (the “Prospectus”). We further consent to the disclosure in the Prospectus under the heading “Eligibility For Investment” and consent to the filing of this Consent under cover of Form 8-K with the SEC and the incorporation by reference of this Consent into the Company’s Form F-10 Registration Statement (File No. 333-194916). In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

Yours truly,

(Signed) Borden Ladner Gervais LLP